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                                                                    EXHIBIT 10.3

                                SECOND AMENDMENT
                TO FIRST SAVINGS BANK OF MOORE COUNTY, INC., SSB
                          EMPLOYEE STOCK OPTION PLAN,
                      AS ADOPTED BY THE BOARD OF DIRECTORS
                OF FIRST SAVINGS BANK OF MOORE COUNTY, INC., SSB
                        AND FIRST SAVINGS BANCORP, INC.
                             ON DECEMBER 12, 1997


     RESOLVED that the remaining stock options for W. E. Samuels, Jr. and John
F. Burns shall vest in accordance with the following schedule instead of the vesting set forth in there original stock option plan:

NAME                    1997    1998    1999    2000   2001
W. E. Samuels, Jr.    10,000  10,000  10,000  10,000  3,200
John F. Burns         10,000  10,000   1,600